PRUDENTIAL SECTOR FUNDS, INC.

ARTICLES OF AMENDMENT

Prudential Sector Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the names of the following series and classes of common stock, $0.01 par value per share, of the Corporation as set forth below:

Current Name New Name

Prudential Financial Services Fund Prudential Jennison Financial Services Fund

Class A Common Stock Class A Common Stock

Prudential Financial Services Fund Prudential Jennison Financial Services Fund

Class B Common Stock Class B Common Stock

Prudential Financial Services Fund Prudential Jennison Financial Services Fund

Class C Common Stock Class C Common Stock

Prudential Financial Services Fund Prudential Jennison Financial Services Fund

Class R Common Stock Class R Common Stock

Prudential Financial Services Fund Prudential Jennison Financial Services Fund

Class Z Common Stock Class Z Common Stock

Prudential Financial Services Fund Prudential Jennison Financial Services Fund

Class Q Common Stock Class Q Common Stock

Prudential Financial Services Fund Prudential Jennison Financial Services Fund

Class T Common Stock Class T Common Stock

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

THIRD: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary as of this 26th day of October, 2017.

ATTEST: PRUDENTIAL SECTOR FUNDS, INC.

___/s/ Claudia DiGiacomo By: ___/s/ Scott E. Benjamin_____ (SEAL)

Name: Claudia DiGiacomo Name: Scott E. Benjamin
Title: Assistant Secretary Title: Vice President